Exhibit 10.21

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates omitted information.

FIRST AMENDMENT TO LICENSE AND SUPPLY AGREEMENT

This First Amendment (the “First Amendment”) is made and entered into as of the 17th day of November, 2022 (the “First Amendment Effective Date”) by and between Sintetica S.A., a Swiss corporation having its principal place of business at Via Penate 5, 6850 Mendrisio, Switzerland, (“Sintetica”), and Harrow IP LLC, a Delaware limited liability company having its principal place of business at 102 Woodmont Blvd., Suite 610, Nashville, TN 37205 USA, (“Harrow”). Sintetica and Harrow are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS Sintetica and Harrow previously entered into a License and Supply Agreement with a Signing Date of July 25, 2021 (the “Agreement”); and

WHEREAS, Sintetica and Harrow desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the specific intent to be bound hereby, the parties hereby agree as follows:

1.	All capitalized terms used in this First Amendment but not defined shall have the meanings ascribed to them under the terms of the Agreement.

2.	Delete Section 1.69 in its entirety.

3.	Replace Section 7.2(a) in its entirety with the following:

(a) Harrow shall make payments to Sintetica based on achievement of certain milestone events for Product as set forth in the following table:

Milestone Number	Milestone Event	Milestone Payment (U.S. Dollars)
(i)	The date on which Sintetica submits the filing to the FDA and pays the PDUFA fee.	[***]
(ii)	The date the FDA approves the United States NDA for the Product for the Licensed Indication	[***]

4.	Replace Section 7.2(b) in its entirety with the following:

(b) Sintetica shall notify Harrow upon achievement of each milestone event and Harrow shall pay to Sintetica the amounts as set forth above in Sections 7.2(a)(i) and 7.2(a)(ii)(a) within ten (10) Business Days after the date of achievement of the respective milestone events. Payment of the amounts as set forth above in Sections 7.2(a)(ii)(b) and 7.2(a)(ii)(c) shall be made within sixty (60) days following the end of the applicable calendar year for which such payment is due.

5.	Replace Section 7.2(c) in its entirety with the following:

(c) Notwithstanding the foregoing, the payment of Milestone Numbers 7.2(a)(ii)(a), 7.2(a)(ii)(b) and 7.2(a)(ii)(c) above shall be conditioned on Sintetica’s making available to Harrow sufficient launch quantities of the Product consistent with Harrow’s Commercial Launch Plan for that date.

6.	Replace Section 7.2(d) in its entirety with the following:

(d) The milestone payments for Milestone Numbers 7.2(a)(i), 7.2(a)(ii)(a), 7.2(a)(ii)(b) and 7.2(a)(ii)(c) by Harrow to Sintetica hereunder shall be payable only once and, except as set forth for Milestone Number 7.2(a)(i) in the following Section 7.2(e), shall be non-refundable. Multiple milestone payments can occur in the same calendar year.

7.	Delete Section 7.3 in its entirety.

8.	Replace Section 11.7(v) in its entirety with the following:

(v) Notwithstanding 11.7(iii), for any and all terminations by Sintetica under Section 11.2, or Section 11.3, Section 11.6(a), Section 11.6(d) or Section 11.6(e), all amounts due in accordance with Section 7.2(a)(ii)(b) and Section 7.2(a)(ii)(c) shall become immediately due and payable, as shall the first regulatory milestone set forth in Section 7.2 if Sintetica has already made the PDUFA filing fee payment pursuant to Section 4.2.

9.	Replace Section 11.7(vi) in its entirety with the following:

(vi) Harrow shall have the right to sell or otherwise dispose of any inventory of the Product on hand at the time of such termination, subject to Harrow making any payments to Sintetica in accordance with Section 7.2(a)(ii)(b) and Section 7.2(a)(ii)(c) or Section 7.4.

10.	In all other respects, the terms and conditions of the Agreement will remain in full force and effect as written; provided, however, that the terms and conditions of this First Amendment will control over the terms and conditions of the Agreement to the extent there are any inconsistencies between this First Amendment and the Agreement.

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the First Amendment Effective Date.

Sintetica S.A.

By:	/s/ Nicola Caronzolo
Name:	Nicola Caronzolo
Title:	Corporate CEO

Sintetica S.A.

By:	/s/ Luca Casella
Name:	Luca Casella
Title:	Corporate CFO

Harrow IP LLC

By:	/s/ Andrew R. Boll
Name:	Andrew R. Boll
Title:	CFO

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